Exhibit 99.3

CSN ISLANDS IX CORP.

OFFER TO EXCHANGE

10.00% Guaranteed Notes due January 2015

that have been registered under the Securities Act of 1933

for any and all

Unregistered 10.00% Guaranteed Notes due January 2015

Unconditionally and Irrevocably Guaranteed by

COMPANHIA SIDERÚRGICA NACIONAL

TO OUR CLIENTS:

CSN Islands IX Corp. (the “Company”) is offering, upon and subject to the terms and conditions set forth in the Prospectus, dated                      , 2005 (the “Prospectus”) of the Company and Companhia Siderúrgica Nacional (the “Guarantor”), and the related Letter of Transmittal (the “Letter of Transmittal”) (which together constitute the “Exchange Offer”), up to US$400,000,000 aggregate principal amount of its 10.00% Guaranteed Notes due January 2015 (the “New Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of its existing unregistered 10.00% Guaranteed Notes due January 2015 (the “Old Notes”). The New Notes and the Old Notes are unconditionally and irrevocably guaranteed the Guarantor. The terms of the New Notes are identical in all material respects to the terms of the Old Notes, except that the New Notes have been registered under the Securities Act, and the transfer restrictions and registration rights relating to the Old Notes do not apply to the New Notes. Copies of the Prospectus and the Letter of Transmittal are enclosed for your consideration.

This material is being forwarded to you as the beneficial owner of the Old Notes carried by us in your account but not registered in your name. A tender of such Old Notes may only be made by us as the holder of record and pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on                      , 2005 (the “Expiration Date”), unless extended by the Company. Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

Your attention is directed to the following:

1.    The Exchange Offer is for any and all Old Notes.

2.    The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned “The Exchange Offer.”

3.    Any transfer taxes incident to the transfer of Old Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

4. The Exchange Offer expires on the Expiration Date, unless extended by the Company.

If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form included with this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OLD NOTES.

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INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer.

This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

Please tender the Old Notes held by you for the account of the undersigned as indicated below:

☐	Please do not tender any Old Notes held by you for my account.

Dated:                     , 2005

☐	Please tender aggregate principal amount of the Old Notes held by you for my account.

Signature(s)

Please print names(s) here

Address(es)

Area Code and Telephone Number

Tax Identification or Social Security No(s).

None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon will constitute an instruction to us to tender all of the Old Notes held by us for your account.

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